Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

dated as of July 11, 2005

between

GSCP (NJ), L.P.

and

GSC Capital Corp.

	TABLE OF CONTENTS

		PAGE
	ARTICLE 1
	DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	2

	ARTICLE 2
	GRANT OF LICENSE

Section 2.01.	Grant of License	3

	ARTICLE 3
	OWNERSHIP OF PROPRIETARY RIGHTS

Section 3.01.	Ownership of Proprietary Rights	3

	ARTICLE 4
	USE OF LICENSED MARKS BY LICENSEE

Section 4.01.	Form of Use	3
Section 4.02.	Quality Supervision	4

	ARTICLE 5
	INFRINGEMENT OF PROPRIETARY RIGHTS

Section 5.01.	Infringement of Proprietary Rights	4
Section 5.02.	Third-Party Actions	4
Section 5.03.	Action by Licensor	4

	ARTICLE 6
	INDEMNITY, LIMITATION OF LIABILITY

Section 6.01.	Licensee’s Indemnity	4
Section 6.02.	Licensor’s Indemnity	5
Section 6.03.	Disclaimer	5
Section 6.04.	Limitation of Liability	5

	ARTICLE 7
	TERMINATION

Section 7.01.	Termination by Licensor	5
Section 7.02.	Effect of Termination; Survival	5
Section 7.03.	Preservation of Remedies	6

ii

TRADEMARK LICENSE AGREEMENT

     AGREEMENT dated July 11, 2005 between GSCP (NJ), L.P., a Delaware limited partnership and a New Jersey-based registered asset manager having its principal office at 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932 (“Licensor”) and GSC Capital Corp., a Maryland corporation having its principal office at 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932 (“Licensee”).

W I T N E S S E T H :

     WHEREAS, Licensee is a newly organized corporation that will elect to be treated as a real estate investment trust for federal income tax purposes;

     WHEREAS, Licensor and Licensee are party to a management agreement dated as of July 11, 2005 (the “Management Agreement”) pursuant to which Licensor will provide investment advisory services to Licensee; and

     WHEREAS, Licensee desires to obtain, and Licensor is willing to grant, certain rights to enable Licensee to use certain of Licensor’s marks for such time as Licensor or any of its Affiliates shall act as manager of Licensee’s assets (“Manager”) pursuant to the Management Agreement.

     NOW, THEREFORE, in consideration of the mutual undertakings in this Agreement, the parties agree as follows:

ARTICLE 1
 DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     “Business” means the business of Licensee and its Subsidiaries as conducted at any time.

     “Licensed Marks” means the Proprietary Marks and the Proprietary Logos and such other marks of Licensor that Licensor shall have specifically authorized Licensee in writing to use pursuant to a written notice acknowledged by Licensee in the form of Exhibit A hereto.

     “Promotional Material” means all material used in the promotion of, or otherwise in connection with, the Business (whether written or recorded in any other medium) and includes artwork, advertising materials (irrespective of the medium in which they are recorded), display materials, packaging materials, brochures, posters and internal and external signage.

     “Proprietary Logos” means the proprietary marks, consisting of designs and logos, of Licensor set forth in Schedule A hereto.

     “Proprietary Marks” means the proprietary marks of Licensor, consisting of the names “GSC” and “GSC Partners”.

      “REIT” means a “real estate investment trust” as defined in Section 856(a) of the Code.

     “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by Licensee.

     “Term” means the period commencing on the date of this Agreement and ending on the date of termination in accordance with Article 7 of this Agreement or the date of termination or expiration of the Management Agreement (whichever occurs first).

     Section 1.02. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
 GRANT OF LICENSE

     Section 2.01. Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee (i) a non-exclusive, non-transferable, royalty free right to use the trade name “GSC” as part of its company name and (ii) a non-exclusive, non-transferable, royalty free right to use the Licensed Marks for the duration of the Term on a worldwide basis in connection with the conduct of the Business. Such right shall include the right of Licensee to grant sublicenses to its Subsidiaries for so long as they remain Subsidiaries.

ARTICLE 3
 OWNERSHIP OF PROPRIETARY RIGHTS

     Section 3.01. Ownership of Proprietary Rights. Neither this Agreement nor its performance confer on Licensee any right with respect to the Licensed Marks other than those rights granted pursuant to this Agreement with respect to the Licensed Marks. Licensor is entitled to grant such other rights in and licenses of the Licensed Marks as it sees fit and nothing in this Agreement restricts in any way Licensor’s right to use the Licensed Marks. Any use of Licensed Marks by Licensee inures to the benefit of Licensor. Licensee shall not, and shall cause its Subsidiaries not to, (a) challenge the validity or ownership of the Licensed Marks or any other marks of Licensor or claim adversely or assist in any claim adversely to Licensor concerning any right, title or interest in the Licensed Marks or any other marks of Licensor or (b) do or permit any act which may directly or indirectly impair or prejudice Licensor’s title to the Licensed Marks or its other marks, or detrimental to the reputation and goodwill of Licensor, including any act which might assist or give rise to any application to remove or de-register any of the Licensed Marks or other marks of Licensor, and in the case of clauses (a) and (b), Licensee shall not, and shall cause its Subsidiaries not to, aid or abet any person in doing so.

ARTICLE 4
 USE OF LICENSED MARKS BY LICENSEE

     Section 4.01. Form of Use. Licensee shall conform to and observe, and shall procure that its Subsidiaries conform to and observe, such standards in relation to the Licensed Marks as Licensor from time to time prescribes, including standards relative to the quality, design, identity, size, position, appearance, marking, color of the Licensed Marks, and the manner, disposition and use of the Licensed Marks and accompanying designations, on any document or other media including, without limitation, any Promotional Material.

     Section 4.02. Quality Supervision. All services performed under the Licensed Marks and all goods to which the Licensed Marks are applied shall at all times be in compliance with applicable laws, and such services performed or goods supplied shall in each case be effected in a manner so as not to bring discredit upon the Licensed Marks.

ARTICLE 5
 INFRINGEMENT OF PROPRIETARY RIGHTS

     Section 5.01. Infringement of Proprietary Rights. Licensee shall immediately notify Licensor of any unauthorized or improper use by any person of any Licensed Marks and all particulars relating to such infringement, upon Licensee having knowledge of same.

     Section 5.02. Third-Party Actions. Licensee shall immediately notify Licensor of any allegations, claims or demands (actual or threatened) against Licensee or Subsidiaries for infringement of any intellectual property rights of third parties by reason of the use of the Licensed Marks and provide all particulars requested by Licensor. At Licensor’s request, Licensee shall defend (at Licensor’s cost) such action in accordance with Licensor’s directions. Licensor may at its option assist Licensee in its defense to such action to the extent reasonable to do so (in Licensor’s judgment).

     Section 5.03. Action by Licensor. Licensor may in its sole discretion take any action, legal or otherwise, to halt or otherwise in connection with any infringement of Licensor’s rights to the Licensed Marks. Licensor may require Licensee to lend its name to such proceedings and provide reasonable assistance. Licensee may with the prior written consent of Licensor initiate proceedings or otherwise take action with respect to any unauthorized use of the Licensed Marks (at Licensor’s cost); provided that Licensee keeps Licensor fully and promptly informed of the conduct and progress of such action or proceedings; and provided, further, that Licensee shall not conduct any settlement negotiations or take any step to terminate such proceedings without Licensor’s prior written consent.

ARTICLE 6
 INDEMNITY, LIMITATION OF LIABILITY

Section 6.01. Licensee’s Indemnity. Licensee shall pay and indemnify Licensor and each of Licensor’s affiliates from and against all losses, claims,

damages, liabilities, demands, proceedings and costs (including legal costs) (“Damages”) related to or arising out of the use of the Licensed Marks by Licensee or its Subsidiaries and the exercise of Licensee’s rights and obligations under this Agreement.

     Section 6.02. Licensor’s Indemnity. Licensor shall pay and indemnify Licensee and each Subsidiary from and against all Damages which are solely attributable to use of the Licensed Marks by Licensor or its other licensees.’

     Section 6.03. Disclaimer. The parties agree that the Licensed Marks are licensed under this Agreement with no warranties (express or implied) or indemnities (express or implied) either given or claimed, other than specifically provided in this Agreement.

     Section 6.04. Limitation of Liability. In no event shall Licensor be liable for any remote, punitive, exemplary, indirect or consequential damages or loss of profit. Licensor shall not be responsible for any compromise or settlement, nor for any costs or expenses incurred in compromising, settling or defending any claim against Licensee or any of its Subsidiaries for infringement or otherwise, made or incurred.

ARTICLE 7
 TERMINATION

     Section 7.01. Termination by Licensor. Licensor may terminate this Agreement forthwith by written notice to Licensee if, at any time, Licensor, including Licensor’s Affiliates, shall cease to act as Manager pursuant to the Management Agreement.

     Section 7.02. Effect of Termination; Survival. (a) Upon termination of this Agreement and 60 days notice thereof from Licensor, Licensee shall and shall cause each of its Subsidiaries to cease using the Licensed Marks or any derivation thereof in any form. Licensee shall and shall cause each of its Subsidiaries to take such actions as are necessary and appropriate to (i) change its name to a name that does not include such words which Licensor has so specified, (ii) amend its Memorandum and Articles of Association of Licensee accordingly and (iii) have, or cause to have, such name change and such amended Memorandum and Articles of Association approved by all necessary government, regulatory, securities exchange and other officials. If such a meeting cannot be convened immediately, the meeting shall be convened as soon as such law permits. From the date of the such notice of such request, Licensee shall and shall ensure that each of its Subsidiaries does not use the Licensed Marks or any combination or any derivation thereof or any translation of any of such words into any other language. Any costs associated with the change of name and logo of Licensee and its Subsidiaries shall be for the account of Licensee.

     (b) Notwithstanding the other provisions of this Article 7, the provisions of Sections Section 6.01 7.03 and 8.05 and this Section 7.02 shall survive any termination of this Agreement.

     Section 7.03. Preservation of Remedies. Termination of this Agreement is without prejudice to the rights of either party with regard to a breach by the other party of this Agreement, or any obligation surviving termination or expiration of this Agreement. Full legal remedies remain available for any such breach or continuing obligation, including the right to recover damages or to secure other appropriate relief.

ARTICLE 8
 GENERAL

     Section 8.01. Cooperation. The parties agree to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate or implement expeditiously the transactions contemplated by this Agreement, including filings with appropriate governmental authorities and the receipt of any necessary governmental approvals in respect of the transactions contemplated hereby.

     Section 8.02. Binding Effect; Benefit. This Agreement shall inure to the benefit of the parties hereto, their successors, legal representations or permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 8.03. Assignment. This Agreement may be assigned by Licensor but shall not be assignable or otherwise transferable by Licensee without the prior written consent of Licensor, except in the case of assignment by Licensee to another REIT or other organization which is a successor (by merger, consolidation or purchase of assets) to the Company, provided that such successor organization shall agree in writing to be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

     Section 8.04. Severability. If any provision in any Article of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such other Article in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

     Section 8.05. Amendments; Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 8.06. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 8.07. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Licensor, to:

GSCP (NJ) L.P.
 500 Campus Drive, Suite 220
Florham Park, NJ 07932
Attention: General Counsel

     if to Licensee, to:

GSC Capital Corp.
 500 Campus Drive, Suite 220
Florham Park, NJ 07932
Attention: April Spencer

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 8.08. Governing Law. This Agreement shall be governed by, and construed in all respects in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereof.

     Section 8.09. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.07 shall be deemed effective service of process on such party.

     Section 8.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 8.11. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this Agreement on the date first above written.

GSCP (NJ), L.P.

GSCP (NJ), Inc.,
its general partner

By:	/s/ David L. Goret

Name: David L. Goret
Title: Managing Director and Secretary

GSC CAPITAL CORP.

By:	/s/ April Spencer

Name: April Spencer
Title: Chief Financial Officer, Secretary and Treasurer

Exhibit A

[Date]

[Name of Licensee]
[Address of Licensee]

     Re: Trademark License Agreement dated ______, ____

     Pursuant to the captioned Agreement, you are hereby notified that effective as of the date hereof the undersigned consents to the inclusion of the proprietary [service name] [logo] [insert or attach an exhibit] (the “New Mark”), as a “Licensed Mark” for the purposes of the Agreement. You may only use the New Mark subject to and in accordance with the Agreement.

     In connection herewith, the undersigned hereby repeats and restates, as of the date hereof, the representation appearing in Section 4.01 of the Agreement with respect to the New Mark.

Sincerely,

[NAME OF LICENSOR]

By:

Name:
Title:

ACKNOWLEDGED AND AGREED:
[NAME OF LICENSEE]

By:

Name:
Title:

Schedule A

Proprietary Logos

[INSERT GSC PARTNERS LOGO]